As filed with the Securities and Exchange Commission on September 28, 2010

Registration No. 333-152041
====================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

POST-EFFECTIVE AMENDMENT NO. 7
TO
FORM S-1
ON
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________

GEORESOURCES, INC.
(Exact name of Registrant as specified in its charter)

__________

Colorado	84-0505444
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(281) 537-9920
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
__________

Frank A. Lodzinski, Chief Executive Officer
110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(281) 537-9920
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________

The Commission is requested to send copies of all communications to:
Reid A. Godbolt, Esq.
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600
Facsimile: (303) 573-8133
__________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ⁯

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁯

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ⁯

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ⁯

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ⁯

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⁯	Accelerated filer ☑

Non-accelerated filer ⁯ (Do not check if a smaller reporting company)	Smaller reporting company ⁯

This filing constitutes a post-effective amendment to the registration statement on Form S-3 (File No. 333-152041), which was declared effective on or about July 10, 2008.  This post-effective amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On or about July 10, 2008, we initially registered on Form S-3 (File No. 333-152041) the resale of up to 2,053,336 shares of our common stock by the selling stockholders identified in the prospectus related thereto.  Of this amount, 586,669 shares of common stock are issuable upon exercise of warrants issued by us on June 9, 2008.  In 2009, we became ineligible to use Form S-3 due to a late filing of a periodic report with the SEC, but we continued to use the registration statement via a Form S-1.  Because we are now eligible to use Form S-3, we are filing this post-effective amendment for the purpose of reverting the registration statement to a registration statement on Form S-3.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION SEPTEMBER 28, 2010

PROSPECTUS

COMMON STOCK

This prospectus relates to the sale by the selling stockholders of up to 1,227,839 of our shares of common stock from time to time.  Of this amount, 506,669 shares of common stock are issuable upon exercise of the warrants issued by us on June 9, 2008.  The shares were issued to the selling stockholders in connection with a private placement transaction on June 9, 2008 (the “Private Placement”) in reliance on exemptions from registration under the Securities Act of 1933, as amended.  These shares of our common stock are being registered pursuant to a registration rights agreement with the selling stockholders.

The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market.  The selling stockholders may sell the shares through ordinary brokerage transactions or through any means described in the section titled “Plan of Distribution.”  The selling stockholders may sell any, all or none of the shares offered by this prospectus.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the selling stockholders.  If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Our common stock is quoted on The NASDAQ Global Market under the symbol “GEOI.”  On September 27, 2010, the last reported sale price of our common stock was $14.93 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WHICH WE REFERENCE ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2010

You should rely on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  Offers to sell shares of common stock will be made only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

i

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the “Act”), including, without limitation, the statements specifically identified as forward-looking statements within this prospectus.  Many of these statements contain risk factors as well.  In addition, certain statements in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with our approval which are not statements of historical fact constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements, include, but are not limited to:  (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items, (ii) statements of our plans and objectives or our management or Board of Directors including those relating to planned development of our oil and gas properties, (iii) statements of future economic performance and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “may,” “will” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Such forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

Information about GeoResources, Inc.

GeoResources, Inc., a Colorado corporation formed in 1958, is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, development and exploration activities primarily focused in three core U.S. areas — the Southwest and Gulf Coast, the Rocky Mountains and the Williston Basin.  As a result of several related transactions we underwent a substantial change in ownership, management, assets and business strategy, all effective as of April 17, 2007.

On April 17, 2007, we merged with Southern Bay Oil & Gas, L.P. (“Southern Bay”) and a subsidiary of Chandler Energy, LLC (“Chandler”) and acquired certain Chandler-associated oil and gas properties in exchange for 10,690,000 shares of common stock (collectively, the “Merger”).  As a result of the Merger, the former Southern Bay partners received approximately 57% of our then outstanding common stock and thus acquired voting control.  Although we were the legal acquirer, for financial reporting purposes the Merger was accounted for as a reverse acquisition of GeoResources by Southern Bay and an acquisition of Chandler and its associated properties.

On June 9, 2008, we completed a private placement transaction with non-affiliated accredited investors for 1,533,334 shares of common stock at a price of $22.50 per share and warrants exercisable for 613,336 shares of common stock at an exercise price of $32.43 per share.

On June 2, 2009 we announced a material acquisition of additional oil and gas property interests.  Together with another acquisition shortly before, we spent approximately $58 million to acquire these properties.  See “Incorporation of Certain Information by Reference--Where You Can Find More Information.”

On December 1, 2009, we issued 3,450,000 shares of our common stock to investors pursuant to an offering registered with the SEC.  The shares of common stock were sold at $10.20 per share.  The closing included the exercise in full of the underwriters’ over-allotment option.  Net proceeds from the offering were approximately $33.1 million after deducting the underwriters’ discount and other offering expenses, and were used to reduce outstanding indebtedness under our credit agreement.  SMH Capital Inc. acted as Sole Book-Running and Lead Manager of the public offering; Rodman & Renshaw, LLC acted as Co-Lead Manager and C.K. Cooper & Company acted as Co-Manager.

Our principal executive office is located at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, and our telephone number is (281) 537-9920.  Our internet website is www.georesourcesinc.com.

Post-Effective Amendments

We filed a registration statement on Form S-3 that became effective on July 10, 2008 with respect to the shares covered by this prospectus.  Due to the late filing of s periodic report with the SEC in 2009, we ceased to qualify for the use of a registration statement on Form S-3 under applicable SEC regulations.  To assure that the shares of our common stock held by the selling stockholders, and those they may acquire by exercise of their warrants, may be sold pursuant to an effective registration statement, we filed several post-effective amendments on Form S-1 to the registration statement.  This post-effective amendment on Form S-3 constitutes a post-effective amendment to the registration statement, and we are filing it on Form S-3 for the purpose of reverting the registration statement from a registration statement on Form S-1 because we are eligible to use Form S-3.

Use of Proceeds

We will not receive any proceeds from the sale of securities by the selling security holders.

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” as set forth in Item 1A of our Form 10-K for the year ended December 31, 2009 filed on March 12, 2010, Amendment No. 1 to our Form 10-K filed on July 23, 2010 and Amendment No. 2 to our Form 10-K filed on August 20, 2010, which are incorporated by reference in this prospectus, and any subsequent report that is incorporated by reference into this prospectus.

The risks and uncertainties set forth under the caption in the above document are not the only ones we face.  Additional risks and uncertainties not presently known to us, or that we currently deem not material, may also adversely affect our business.  Any of the risks discussed in this report or that are presently unknown or not material, if they were to actually occur, could result in a significant adverse impact on our business, operating results, prospects or financial condition.

USE OF PROCEEDS

The proceeds from the sale of the common stock offered by this prospectus are solely for the account of the selling security holders.  We will not receive any proceeds from the sale of these shares of common stock.

A portion of the shares of our common stock covered by this prospectus are issuable upon exercise of warrants to purchase our common stock.  The exercise price of the warrants issued to the selling security holders is $32.43 per share.  Upon any exercise for cash of the warrants, the selling security holders will pay us the exercise price of the warrants.  The warrants are also exercisable on a cashless basis.  We will not receive any cash payment from the selling security holders upon any exercise of the warrants on a cashless basis.  The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.  To the extent we receive proceeds from the cash exercise of the warrants, we intend to use the proceeds for working capital, the repayment of debt and other general corporate purposes.  We do not consider the repayment of debt to be material.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

General

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents previously filed with the SEC are hereby incorporated by reference into this prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 12, 2010, Amendment No. 1 on Form 10-K/A filed with the SEC on July 23, 2010 and Amendment No. 2 on Form 10-K/A filed with the SEC on August 20, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 7, 2010;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on August 6, 2010; and
•	our Current Reports on Form 8-K filed with the SEC on January 8, 2010, April 5, 2010 and June 15, 2010.

In addition, all documents which we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (including any Form 8-K in which the information is filed but not furnished) will be deemed to be incorporated by reference into this prospectus and any prospectus supplements.  You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

You may obtain a copy of any of the above-referenced documents, at no cost, from our website at www.georesourcesinc.com.  The information contained in, or that can be assessed through, our website is not part of this prospectus.  We will also furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents.  You should direct your request for documents to:

Howard E. Ehler
Chief Financial Officer
GeoResources, Inc.
110 Cypress Station Drive, Suite 220
Houston, Texas  77090
281-537-9920

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

SELLING SECURITY HOLDERS

The following table sets forth certain information as of June 30, 2008 with respect to the selling security holders, except as disclosed in subsequent prospectus supplements.  The following table assumes that the selling security holders sell all of the shares offered by this prospectus.  We are unable to determine the exact number of shares, if any, that actually will be sold or which may have been sold since that date.

The number and percentage of shares beneficially owned was based on 16,236,717 shares outstanding at June 30, 2008, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).  As of September 27, 2010, we had 19,723,916 shares issued and outstanding.  The information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power.  Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

	Shares Owned Prior to Offering (1)		Remaining Shares Offered Pursuant to this Prospectus	Shares Owned After Offering
Name of Selling Stockholder	Number	Percent	Number	Number (2)	Percent

Cranshire Capital, L.P. (3)	93,334	**	93,334	0	**
Enable Growth Partners LP (4)	21,333	**	21,333	0	**
Enable Opportunity Partners LP (5)	5,334	**	5,334	0	**
Iroquois Master Fund Ltd. (6)	124,445	**	124,445	0	**
Jung Capital Partners, LLLP (7)	5,000	**	4,000	1,000	**
Option Opportunities Corp. (8)	80,001	**	80,001	0	**
Portside Growth and Opportunity Fund (9)	62,223	**	62,223	0	**
Rockmore Investment Master Fund Ltd. (10)	70,500	**	70,500	0	**
Warberg Opportunistic Trading Fund, LP (11)	88,890	**	88,890	0	**
Warrant Strategies Fund LLC (12)	55,556	**	55,556	0	**
Waterstone Market Neutral Master Fund Ltd. (13)	418,320	2.6%	418,320	0	**
Waterstone Market Neutral MAC 51 Ltd. (14)	203,903	1.3%	203,903	0	**
TOTAL	1,228,839	7.6%	1,227,839	1,000	**

**	Less than 1%

(1)
Percentages prior to proposed sales of shares offered by this prospectus are based on 16,236,717 shares of our common stock, excluding treasury shares, which were issued and outstanding as of June 30, 2008.

(2)
We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this offering. The selling stockholders may choose not to sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares of common stock pursuant to this offering, and because, except as noted, there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering with the exception of the shares held for certain persons that have not vested at this time. The shares owned after the offering assume the exercise of all warrants for 613,226 shares of common stock.

(3)
Includes 26,667 shares of common stock underlying warrants. Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

(4)	Mitchell Levine has sole power to vote and dispose of the securities held.

(5)	Mitchell Levine has sole power to vote and dispose of the securities held.

(6)
Includes 35,556 shares of common stock underlying warrants. Joshua Silverman has voting and investment control over the shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of these shares.

(7)	Includes 2,000 shares of common stock underlying warrants. Jon P. Jung has voting and investment control over the shares held by Jung Capital Partners, LLLP.

(8)	Includes 80,001 shares of common stock underlying warrants. David Dury, the owner and President of Option Opportunities Corp., has voting and investment power over these securities

(9)
Includes 17,778 shares of common stock underlying warrants.  Ramius LLC (“Ramius”) is the investment adviser of Portside Growth and Opportunity Fund (“Portside”) and consequently has voting control and investment discretion over securities held by Portside. Ramius disclaims beneficial ownership of these securities. C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. C4S disclaims beneficial ownership of these securities. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

(10)
Includes 22,443 shares of common stock underlying warrants. Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the state of Delaware, serve as the investment management and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of June 30, 2008, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Berstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Berstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1933, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

(11)
Includes 88,890 shares of common stock underlying warrants.  Warberg Asset Management LLC (“WAM”) is the general partner of Warberg Opportunistic Trading Fund, LP.  The managers of WAM are Daniel Warsh and Jonathan Blumberg.  Each of WAM and its manager(s) disclaims beneficial ownership of the securities, other than to the extent, if any, of its or his pecuniary interest therein.

(12)	Includes 55,556 shares of common stock underlying warrants. Sean Molloy has voting and investment power over securities held by Warrant Strategies Fund, LLC.

(13)
Includes 119,520 shares of common stock underlying warrants. Waterstone Capital Management, L.P. is the investment advisor for Waterstone Market Neutral Master Fund, Ltd and Waterstone Market Neutral Mac 51 Fund, Ltd. Shawn Bergerson has voting and investment control over the shares held by Waterstone Capital Management, L.P.

(14)
Includes 58,258 shares of common stock underlying warrants. Waterstone Capital Management, L.P. is the investment advisor for Waterstone Market Neutral Master Fund, Ltd and Waterstone Market Neutral Mac 51 Fund, Ltd. Shawn Bergerson has voting and investment control over the shares held by Waterstone Capital Management, L.P.

PLAN OF DISTRIBUTION

The selling stockholders named in this prospectus, or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholders after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus, may sell these shares from time to time.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Sales may be made on one or more exchanges, on any automated interdealer quotation system on which the shares are listed, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions.  We and the selling stockholders may effect such transactions by selling the shares to or through broker-dealers.  The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;
•	an exchange distribution in accordance with the rules of such exchange;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	short sales;
•	through the writing of options on the securities, whether or not the options are listed on an options exchange;
•	one or more underwritten offerings on a firm commitment or best efforts basis;
•	any combination of these methods of sale; or
•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in such resales.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders also may sell shares short and redeliver the shares to close out such short positions.  The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares.  The broker-dealer may then resell or otherwise transfer such shares under this prospectus.  The selling stockholders also may loan or pledge the shares to a broker-dealer.  The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders.  Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both.  Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.  Broker-dealers or agents and any other participating broker-dealers or the selling stockholders and selling holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 (the “Securities Act”) in connection with sales of the shares.  Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.  Because the selling stockholders and selling holders may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

In addition, any securities covered by this prospectus which qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus.  The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.  There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities with respect to our common stock during certain restricted periods.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.  Such supplement will disclose:

•	the name of such selling stockholder and of the participating broker-dealer(s);
•	the number of shares involved;
•	the price at which such shares were sold;
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus; and
•	other facts material to the transaction.

We will bear all costs, expenses and fees in connection with the registration of the shares.  The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares.  The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.  As of September 27, 2010, 19,723,916 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote.  Holders of shares of common stock have no cumulative voting, preemptive or conversion rights.  Our Board of Directors determines if and when distributions may be paid out of legally available funds to the holders.  We do not anticipate paying cash dividends on the common stock in the foreseeable future.

The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders.  A plurality of the votes cast at a meeting of shareholders elects our directors.  The common stock does not have cumulative voting rights.  Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors.  In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors.  Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Under our articles of incorporation, as amended, our Board of Directors may issue up to 20,000,000 shares of preferred stock from time to time in one or more series.  The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our Board of Directors has the authority to issue these shares of preferred stock without shareholder approval.

Warrants

As of September 27, 2010, we had outstanding warrants to purchase 613,336 shares of our common stock at $32.43 per share during the period ending June 5, 2013.

LEGAL MATTERS

The validity of the common stock being offered from time to time under this prospectus will be passed upon for us by Jones & Keller, P.C., Denver, Colorado.  Reid A. Godbolt, a member of Jones & Keller, P.C., beneficially owns 12,753 shares of our common stock held of record by a limited liability company owned jointly by him and his spouse.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

Information about our estimated net proved reserves and the future net cash flows attributable to the oil and natural gas reserves of GeoResources, Inc. as of December 31, 2009 contained in Amendment No. 1 to our annual report for the year ended December 31, 2009 filed on Form 10-K/A and included or incorporated herein by reference was prepared by Cawley, Gillespie & Associates, Inc., an independent reserve engineer and geological firm, and is included or incorporated herein in reliance upon their authority as experts in reserves and present values.

TRANSFER AGENT AND REGISTRAR

Our Transfer Agent and Registrar is Wells Fargo Shareowner Services, 161 N. Concord Exchange Street, South St. Paul, Minnesota 55075.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the Registrant.

Securities and Exchange Commission Fee (1)	$1,518
Printing Expense--Registration Statement and Prospectus	$500
Transfer Agent and Registrar	$-0-
Legal Fees	$3,000
Accountants’ Fees	$3,500
Miscellaneous Fees and Expenses	$1,000
-------
Total	$9,518
__________________

(1)           The required registration fee of $1,518 was previously paid.

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if: (i) in their Official Capacities (as defined by this statute), they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the company; (ii) in all other cases, their conduct was at least not opposed to the company’s best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

Our Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.

Our Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 16.                      EXHIBITS

5.1	Opinion of Jones & Keller, P.C. regarding the legality of the common stock being registered. (2)
23.1	Consent of Grant Thornton LLP. (1)
23.2	Consent of Cawley, Gillespie & Associates, Inc. (1)
23.3 24.1	Consent of Jones & Keller, P.C. (2) Power of Attorney (included on signature page of this registration statement).
__________________
(1)	Filed herewith.
(2)	Filed with the Registrant’s Post-Effective Amendment No. 2 to Form S-3 on Form S-1 filed on August 14, 2009 (File No.: 333-152041).

ITEM 17.	UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of September 2010.

GEORESOURCES, INC. (the “Registrant”)
/s/ Frank A. Lodzinski
Frank A. Lodzinski, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

(Power of Attorney)

Each person whose signature below constitutes and appoints FRANK A. LODZINSKI and HOWARD E. EHLER his true and lawful attorneys-in-fact and agents, each acting along, with full power of stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signatures	Title	Date

/s/ Frank A. Lodzinski	President, Chief Executive Officer (principal executive officer) and Director	September 28, 2010
Frank A. Lodzinski

/s/ Howard E. Ehler	Principal Financial Officer and Principal Accounting Officer	September 28, 2010
Howard E. Ehler

/s/ Collis P. Chandler, III	Director	September 28, 2010
Collis P. Chandler, III

/s/ Jay F. Joliat	Director	September 28, 2010
Jay F. Joliat

/s/ Bryant W. Seaman, III	Director	September 28, 2010
Bryant W. Seaman, III

/s/ Nicholas L. Voller	Director	September 28, 2010
Nicholas L. Voller

/s/ Michael A. Vlasic	Director	September 28, 2010
Michael A. Vlasic

/s/ Donald J. Whelley	Director	September 28, 2010
Donald J. Whelley

EXHIBIT INDEX

5.1	Opinion of Jones & Keller, P.C. regarding the legality of the common stock being registered (2)
23.1	Consent of Grant Thornton LLP (1)
23.2	Consent of Cawley, Gillespie & Associates, Inc. (1)
23.3	Consent of Jones & Keller, P.C. (2)
24.1	Power of Attorney (included on signature page of this registration statement)

__________________

(1)	Filed herewith.
(2)	Filed with the Registrant’s Post-Effective Amendment No. 2 to Form S-3 on Form S-1 filed on August 14, 2009 (File No.: 333-152041).